UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 15, 2013

US NUCLEAR CORP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

US Nuclear Corp

c/o Robert I. Goldstein

 7051 Eton Avenue

Canoga Park, CA 91303

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

818-883-7043

 (ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Registrant’s Current Report on Form 8-K filed on October 15, 2013 with the Securities Exchange Commission. Amendment No. 1 is being filed solely to provide proper disclosure of Robert Goldstein’s resignation as Secretary of the Registrant.

1

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On October 15, 2013, the Registrant accepted the resignation of Robert Goldstein as the Registrant’s Chief Financial Officer and Secretary . Mr. Goldstein will continue to serve as Chief Executive Officer, President and Chairman of the Board of Directors. Effective as of the same date, to fill the vacancies created by Mr. Goldstein’s r esignations , the Registrant appointed Darian B. Andersen to serve as its Chief Financial Officer and Secretary .

Biographical Information for Darian B. Andersen

Darian B. Andersen – Chief Financial Officer and Secretary

Mr. Andersen began his legal career in 1969 as a law clerk to the Chief Justice of the Navajo Indian Tribe in Arizona. He became a staff attorney for Ryder System, Inc. a Fortune 500 truck leasing company based in Miami, Florida. He has been employed at Crouse-Hinds Company, which became a subsidiary of Cooper Industries, Wilson Foods Corporation, and Foodbrands America, a Fortune 500 company and publicly traded on NASDAQ from October 1991 to June 1995. Mr. Andersen is an experienced attorney with a focus on business law, business finance law, asset protection, estate planning, litigation, and real estate law. He operates his own law practice in Edmond, Oklahoma. Mr. Andersen’s undergraduate study was at Brigham Young University in Provo, Utah, where he studied English and Accounting, and he holds a JD from the University Of Utah College Of Law, in Salt Lake City, Utah.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. Not applicable.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

US NUCLEAR CORP.

By:  /s/ Robert I. Goldstein

Name:  Robert I. Goldstein

Title: President and Chief Executive Officer

Dated: October 17 , 2013

3